[LETTERHEAD OF KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP]

October 17, 2005

Re:	Berman Center, Inc. 211 East Ontario Suite 800 Chicago, IL 60611 Registration Statement on Form SB-2

Registration for Resale of 22,615,007 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Berman Center, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration for resale of 22,615,007 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value (the “Common Stock”), which may be sold by the selling security holders listed in the Registration Statement from time to time, and consisting of the following:

1. 2,954,210 shares of Common Stock issued which were originally issued pursuant to that certain Securities Purchase Agreement dated December 3, 2004, as amended, and Convertible Note dated December 21, 2004, as amended;

2. 9,069,712 shares of Common Stock which were originally issued in a private placement completed on June 16, 2005 (the “Private Placement”);

3. 614,400 shares of Common Stock issuable upon exercise of warrants which were originally issued on April 11, 2005 in connection with a bridge financing;

4. 9,069,714 shares of Common Stock issuable upon exercise of warrants which were originally issued in the Private Placement on June 16, 2005; and

5. 906,971 shares of Common Stock issuable upon exercise of warrants which were originally issued to a placement agent on June 16, 2005 in exchange for services provided in connection with the Private Placement.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of this opinion, we have examined the Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and the corporate action of the Company that provides for the issuance of the Shares and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a Fact Certificate from an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that:

A. (i) 2,954,210 of the Shares referred to in paragraph 1 above, and

(ii) 9,069,712 of the Shares referred to in paragraph 2 above,

are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company; and

B. (i) 614,400 of the Shares issuable upon exercise of the warrants referred to in paragraph 3 above,

(ii) 9,069,714 of the Shares issuable upon exercise of the warrants referred to in paragraph 4 above, and

(iii) 906,971 of the Shares issuable upon exercise of the warrants referred to in paragraph 5 above,

are duly authorized for issuance by the Company and upon exercise of such warrants and payment of the applicable exercise price in accordance with the terms of the applicable warrants, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related Prospectus. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ Kirkpatrick & Lockhart Nicholson Graham LLP

Kirkpatrick & Lockhart Nicholson Graham LLP